Exhibit 10.39
[* *] Portions of the this exhibit have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
PRODUCTS PURCHASE AGREEMENT
     THIS PRODUCTS PURCHASE AGREEMENT (this “Agreement”), is entered into and effective as of the 16th day of February, 2011 (the “Effective Date”), by and between Rockwell Medical Technologies, Inc., a Michigan corporation (“Rockwell”), and DaVita Inc., a Delaware corporation (“DaVita”) on behalf of itself and the DaVita Facilities (as defined in Recital B). Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in Article XVIII.
RECITALS
     A. Rockwell is in the business of manufacturing and selling dialysis products and supplies, including the dialysis products and supplies set forth on Exhibit A attached hereto and incorporated herein by this reference (each a, “Product”, and collectively, the “Products”).
     B. DaVita owns (in whole or in part) and/or manages dialysis and vascular access facilities, clinics or units located throughout the United States and its territories (each a, “DaVita Facility”, and collectively, the “DaVita Facilities”).
     C. DaVita, on behalf of itself and the DaVita Facilities, desires to purchase and acquire from Rockwell, and Rockwell desires to supply and sell to DaVita and the DaVita Facilities, the Products, subject to all of the terms and conditions set forth in this Agreement.
     In consideration of the foregoing premises and mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
PURCHASE AND SALE OF PRODUCTS AND REPORTS
     1.1 Sale and Purchase. During the Term (as defined in Section 2.2), and subject to the terms and conditions of this Agreement, Rockwell will sell, supply, convey, transfer, assign and deliver the Products to DaVita and the DaVita Facilities in such quantities as DaVita and/or the DaVita Facilities may order from time to time.
     1.2 Product Commitment. DaVita covenants and agrees that at least [* *] of the DaVita Facilities (the “Committed DaVita Facilities”) will use their best efforts to purchase all of their requirements for acid concentrate (i.e. Dri-Sate® Dry Acid or RenalPure™ Liquid Acid) and bicarbonate (i.e. RenalPure™ Bicarbonate Powder or Sterilyte™ Liquid Bicarbonate) from Rockwell each calendar year during the Term (the “Product Commitment”). [* *] Rockwell’s sole and exclusive remedy against DaVita and the DaVita Facilities for any breach by the DaVita Committed Facilities of the Product Commitment shall be to terminate this Agreement, and in such event Rockwell shall not be entitled to any other relief or remedy whatsoever, including any monetary damages, against DaVita and/or any of the DaVita Facilities. Rockwell understands and acknowledges that the DaVita Facilities not included in the Committed DaVita Facilities (the “Non-Committed DaVita Facilities”) have not promised or committed to purchase any particular quantity of any of the Products or any particular percentage of their requirements for items such as the Products, and that each of the Non-Committed DaVita Facilities may purchase other products from other vendors and suppliers performing some or all of the same functions as the Products.
     1.3 Monthly Reports. Each month during the Term, Rockwell shall deliver a report to DaVita in accordance with DaVita’s specifications, which specifications will be given to Rockwell by DaVita. Each monthly report, at a minimum, shall (a) show all purchases of the Products made by each DaVita Facility by Product or Product categories, (b) include year-to-date purchase figures for each DaVita Facility, and (c) include any other information reasonably requested by DaVita relating to each DaVita Facility’s purchases of the Products pursuant to this Agreement.
     1.4 Notice of Changes to Product Labeling. If, at any time during the Term, Rockwell or any applicable Governmental Authority determines that there must be an amendment, change, revision and/or modification to the product labeling, safety information, and/or any other information relating to any particular Product (a “Product Labeling Event”), Rockwell shall within five (5) Business Days of any such Product Labeling Event, deliver a written notice to DaVita which: (a) describes in reasonable detail any such Product Labeling Event, (b) explains in reasonable detail the reasons and the causes for any such Product Labeling Event, and (c) includes a copy of such amendment, change, revision and/or modification to the product labeling, safety information, and/or any other information relating to any such particular Product (the “Product Label Change Notice”). Rockwell shall respond to any questions, inquiries or requests for additional information that DaVita or any DaVita Facility may have with respect to any Product Label Change Notice and shall assist DaVita and the DaVita Facilities in understanding how, if at all, any Product Labeling Event may affect or have an impact on DaVita’s or any DaVita Facilities’ use of the Products.
ARTICLE II
TERM AND TERMINATION
     2.1 Term. This Agreement shall commence on the Effective Date, and shall continue in effect until December 31, 2013 (the “Initial Term”), unless sooner terminated in accordance with the provisions of this Article II.
     2.2 Renewal. If, upon the expiration of the Initial Term, the parties hereto have not negotiated, executed and delivered (a) a new agreement relating to the subject matter hereof or (b) an extension of this Agreement, this Agreement shall continue until the earlier of either party hereto providing ninety (90) days prior written notice of termination to the other party hereto or the parties entering into a new agreement relating to the subject matter hereof or an extension of this Agreement (the Initial Term, together with any such extension shall be referred to as the “Term”).
     2.3 DaVita Termination Rights. This Agreement may be terminated by DaVita as follows:
     (a) Immediately in the event of a breach by Rockwell of any of its covenants and obligations set forth in Articles VI or IX; or
     (b) Upon thirty (30) days prior written notice to Rockwell, in the event of a breach by Rockwell of any representation, warranty, covenant or obligation of Rockwell contained in this Agreement (other than the covenants and obligations set forth in Articles VI or IX), and Rockwell fails to cure such breach within thirty (30) days following the date of such notice; or

     (c) Immediately upon the occurrence of any of the following: (i) Rockwell files a voluntary petition in bankruptcy seeking protection from creditors (a “Bankruptcy Filing”); or (ii) Rockwell fails to contest an involuntary Bankruptcy Filing made against it or, despite contesting such Bankruptcy Filing, fails to obtain its dismissal within sixty (60) days from its filing; or (iii) a trustee or custodian is appointed for a substantial portion of or all of the assets of Rockwell; or (iv) Rockwell fails to pay its debts as they become due or admits its inability to do so (each of the foregoing, an “Insolvency Event”); or
     (d) Immediately in the event there is a change in Rockwell’s status which excludes it from participation in any federal health care program, as defined under 42 U.S.C. § 1320a-7b(f).
     2.4 Rockwell Termination Rights. This Agreement may be terminated by Rockwell as follows:
     (a) Immediately in the event of a breach by DaVita of any of its covenants and obligations set forth in Article IX; or
     (b) Upon thirty (30) days prior written notice to DaVita, in the event of a breach by DaVita of any representation, warranty, covenant or obligation of DaVita contained in this Agreement (other than the covenants and obligations set forth in Article IX or Section 17.1), and DaVita fails to cure such breach within thirty (30) days following the date of such notice; or
     (c) Immediately upon the occurrence of an Insolvency Event with respect to DaVita; or
     (d) Upon at least nine (9) months prior written notice to DaVita in the event that Rockwell decides to either: [* *]
     (e) Upon sixty (60) days advance written notice to DaVita in the event of a breach by DaVita of Section 17.1, and DaVita fails to cure such with breach within sixty (60) days following the date of such notice; or
     (f) Immediately in the event there is a change in DaVita’s status which excludes it from participation in any federal health care program, as defined under 42 U.S.C. § 1320a-7b(f).
     2.5 Effect of Termination. Termination of this Agreement will not release either party hereto from any liability or obligation which, at the time of such termination, has already accrued or which thereafter may accrue in respect to any act or omission of any party hereto prior to such termination, nor will any such termination affect in any way the survival of any right, duty or obligation of any party hereto, which is expressly stated elsewhere in this Agreement to survive the termination.
ARTICLE III
PURCHASE PRICE AND OTHER PRICING COVENANTS
     3.1 Purchase Price. The purchase price for each Product is set forth on Exhibit A (collectively, the “Purchase Price”). The Purchase Price includes [* *] to the states set forth on Exhibit B attached hereto (the “Territory”). In the event that DaVita and/or any DaVita Facility requires any Product to be shipped outside of the Territory, DaVita and Rockwell shall [* *]. All orders for each Product by DaVita and/or any DaVita Facility shall be subject to [* *] set forth on Exhibit C attached hereto. In the event that DaVita and/or any DaVita Facility desires to order an amount of any Product [* *].

     3.2 Taxes. Rockwell covenants and agrees that neither DaVita nor any DaVita Facility shall be liable for any taxes including any excise, gross receipts, gross earnings, gross value, property, income taxes measured on Rockwell’s income, or other taxes, other than applicable sales taxes, with respect to the purchase and sale of the Products.
     3.3 Pricing Covenant. Rockwell represents and warrants to DaVita that the Purchase Price for each Product and all other terms of sale offered to DaVita and the DaVita Facilities for each Product [* *].
     3.4 Price Increase. At any time on or after [* *], Rockwell may submit a written notice to DaVita requesting a meeting with DaVita to discuss and negotiate in good faith possible adjustments to the Purchase Price of any of the Products. The parties shall meet at a mutually agreeable time and location within fifteen (15) days of such meeting request. During such meeting, if Rockwell requests an increase to the Purchase Price of any Product, it shall deliver to DaVita within five (5) days of such meeting or at such meeting, reasonably detailed documentation which documents and indicates that [* *]. In the event the parties are not able to reach a mutually agreeable adjustment to the Purchase Price of any of the Products for which Rockwell requested an adjustment within thirty (30) days of the meeting, then either party hereto shall have the right to terminate this Agreement upon ninety (90) days’ prior written notice to the other party hereto.
     3.5 Warrant. As further consideration for entering into this Agreement, Rockwell agrees to provide DaVita with a warrant in the form attached to this Agreement as Exhibit E (the “Warrant”) to purchase up to one hundred thousand (100,000) shares of Rockwell’s common stock (the “Warrant Shares”). The Warrant Shares will have an exercise price equal to one hundred ten percent (110%) of the closing bid price per share of Rockwell’s common stock as quoted on NASDAQ on (a) the trading date immediately preceding the date on which this Agreement is executed by the parties if such execution occurs at or before 4:00 p.m. Eastern time or (b) the date on which this Agreement is executed by the parties if such execution occurs after 4:00 p.m. Eastern time. The Warrant will expire at the earlier of (i) the close of business on the ninetieth (90th) day immediately following the completion of the Initial Term or (ii) the termination of this Agreement by Rockwell pursuant to Section 2.4. The Warrant will become exercisable on the first day immediately following the end of the Initial Term and may be exercised in whole or in part at any time after it becomes exercisable until its expiration by the submission of an exercise notice in the form attached as an exhibit to the Warrant. If the Warrant expires prior to the date it becomes exercisable, the Warrant shall not be exercisable. The Warrant Shares issuable upon exercise of the Warrant shall bear a legend restricting transfer. The Warrants Shares shall not be transferable and the Warrant shall bear a legend to that effect.
ARTICLE IV
PURCHASE ORDERS; DELIVERY; DEDICATED CUSTOMER SERVICE REPRESENTATIVE
     4.1 Purchase Orders and Delivery. Each Product shall be delivered by Rockwell to DaVita and/or the DaVita Facilities pursuant to the terms of each purchase order submitted by DaVita or any DaVita Facility. DaVita and/or the DaVita Facilities may submit an order for the purchase of any of the Products via facsimile at [* *]. Rockwell shall provide accurate and on-time deliveries of all orders placed, in accordance with any special instructions that may be included in the purchase order. [* *].
     4.2 Dedicated Customer Service Representatives. Rockwell hereby agrees and covenants that it shall provide DaVita with reasonable access to one or more dedicated customer service representatives (each a, “Service Representative”) who shall be available to promptly respond to and address any issues that DaVita and/or any DaVita Facility may have with respect to any of the Products (the “Customer Services”). Rockwell further agrees and covenants that each Service Representative shall perform the Customer Services in the highest professional manner.
     4.3 Return Goods Policy. Rockwell hereby represents and warrants to DaVita that attached hereto as Exhibit D is a true, correct and complete copy of Rockwell’s “Return Goods Policy” (the “Return Goods Policy”). Notwithstanding anything to the contrary set forth in the Return Goods Policy, DaVita or a DaVita Facility, as applicable, reserves the right to inspect all Products and to reject any or all of the Products which are, in DaVita’s or a DaVita Facility’s, as applicable, sole and absolute discretion, incorrectly shipped, defective, damaged, contaminated or otherwise not in compliance with the warranties granted or assigned hereunder. Any return pursuant to this Section 4.3 by DaVita and/or any DaVita Facility shall be sent back to Rockwell, [* *]. DaVita or any DaVita Facility shall also have the right to return any of the Products pursuant to the terms and conditions set forth in the Return Goods Policy that do not conflict with this Section 4.3. Rockwell shall provide DaVita with at least thirty (30) days prior written notice of any changes to the Return Goods Policy.
ARTICLE V
PAYMENT TERMS
     All purchases by DaVita or any DaVita Facility of Products pursuant to this Agreement shall be paid on terms [* *]. DaVita or any DaVita Facility may withhold payment on the portion of any invoice for which DaVita or such DaVita Facility, as applicable, has a bona fide dispute if it: (a) pays all undisputed amounts, (b) notifies Rockwell of such invoice dispute, and (c) provides to Rockwell a reconciliation of charges and any documentation necessary to support its claimed adjustment. The parties hereto agree to use their commercially reasonable efforts to resolve any such invoice dispute within thirty (30) days of Rockwell’s receipt of such invoice dispute notice from DaVita or any DaVita Facility, as applicable.
ARTICLE VI
FAILURE TO SUPPLY
     In the event of Rockwell’s failure or inability to supply any Product within and for the time period required by DaVita or any DaVita Facility, as applicable, including as a result of a force majeure event (e.g. act of God, fire, casualty, flood, war, act of terrorism, strike, lockout, labor trouble, failure of public utilities, injunction, epidemic, riot, insurrection or any other circumstances beyond the reasonable control of the party asserting it) (a “Failure to Supply Event”), Rockwell covenants and agrees that it shall (a) give notice as promptly as is practicable under the circumstances to DaVita of such Failure to Supply Event, unless an order of a regulatory agency or other action arising out of patient safety concerns requires the giving of shorter notice; [* *]. Rockwell further covenants and agrees that during the period that a Failure to Supply Event is occurring, none of the Committed DaVita Facilities shall be subject to the Product Commitment.
ARTICLE VII
INVENTORY RESERVE COVENANTS
     Rockwell agrees and covenants to DaVita that it shall, at all times during the Term, to allow for the continuous and uninterrupted supply of each of the Products to DaVita and the DaVita Facilities to enable the physicians at the DaVita Facilities to treat their patients: (a) maintain and reserve for use exclusively by DaVita and the DaVita Facilities an amount of inventory of each of the Products equal to [* *] and (b) have outstanding purchase orders with its suppliers for raw materials and products in amount sufficient to allow Rockwell to manufacture an amount of each of the Products equal to [* *] (the “Inventory Reserve Covenants”). [* *]. Rockwell and DaVita agree to continuously work together and use their best efforts to increase and improve the Inventory Reserve Covenants for each Product maintained by Rockwell for use exclusively by DaVita and the DaVita Facilities.
ARTICLE VIII
ADDITIONAL PRODUCTS AND REPLACEMENT PRODUCTS
     8.1 Additional Products. Throughout the Term, Rockwell shall provide to DaVita and the DaVita Facilities the right to purchase and/or lease all current or new products manufactured, utilized, licensed, sold or distributed by Rockwell or any of its Affiliates (including products and product lines acquired by Rockwell or any of its Affiliates as a result of an acquisition, merger or other transaction involving Rockwell or any of its Affiliates) that are or that become Commercially Available and which are not already covered by this Agreement or by any other agreement, whether written or oral, between the parties hereto (such products are collectively referred to as “Additional Products” and individually as an “Additional Product”). Rockwell agrees to include DaVita in all of its and its Affiliates distributions of customer announcements regarding Rockwell’s or its Affiliates’ Additional Products. The purchase price for any such Additional Products shall be negotiated by the parties hereto in good faith and the agreed upon purchase price shall be memorialized in writing as a supplement or amendment to this Agreement. Rockwell covenants and agrees that it shall only make an offer for the sale of any Additional Product(s) to DaVita’s Vice-President of Clinical Operations, Chief Medical Officer, or Vice-President of Purchasing, and not to any DaVita Facility directly; provided that the purchase of any Additional Product by DaVita or any DaVita Facility through a Rockwell product catalog made generally available to the dialysis community shall not be a breach by Rockwell of this Section 8.1. If Rockwell or any of its Affiliates acquires any Additional Product(s) as a result of an acquisition, merger or other transaction involving Rockwell or any of its Affiliates with a Person with which DaVita or a DaVita Facility, as applicable, already has a purchase or rebate arrangement whether written or oral (a “Prior Agreement”), Rockwell or such Affiliate covenants and agrees that it shall continue to abide by all of the terms and conditions of such Prior Agreement or if DaVita requests, such Additional Product(s) shall be included in this Agreement on terms to be negotiated and determined by the parties hereto as provided in this Section 8.1.
     8.2 Replacement Products. If at anytime during the Term, Rockwell or any of its Affiliates introduces a product or offering that is a replacement for an existing Product covered by this Agreement, whether developed by Rockwell or any of its Affiliates or acquired by Rockwell or any of its Affiliates in connection with any transaction (a “Replacement Product”), Rockwell will allow (or will cause its Affiliate to allow) DaVita or any DaVita Facility, as applicable, to purchase such Replacement Product at the same price as the Product it is replacing or is ultimately intended to replace.
ARTICLE IX
CONFIDENTIAL INFORMATION COVENANTS
     9.1 Confidential Information.

     (a) No Disclosure of Confidential Information. The Non-Disclosing Party (as defined in Article XVIII) agrees that in connection with the transactions contemplated by this Agreement and the relationship of the parties hereto, it will have access to Confidential Information of the Disclosing Party (as defined in Article XVIII) and that such Confidential Information is vital, sensitive, confidential and proprietary to the Disclosing Party. Therefore, the Non-Disclosing Party agrees that during the Term and for the longest time permitted under applicable law after the Term, that it will (i) hold any Confidential Information delivered or communicated to it by the Disclosing Party in the strictest confidence, including taking all reasonable precautions to prevent the inadvertent disclosure of the Confidential Information to any unauthorized third party or parties and (ii) not, at any time without the Disclosing Party’s express written consent, which consent may be withheld by the Disclosing Party in its sole and absolute discretion (A) disclose, reproduce, display, perform, record, broadcast, transmit, distribute, modify, translate, combine with other information or materials, create derivative works based on, exploit commercially or otherwise use the Confidential Information in any manner or medium whatsoever, (B) disclose or publicize any of the Confidential Information or the terms of this Agreement to any third party or parties, or (C) discuss with, or otherwise disclose or reveal to, any third party or parties any information relating to the Disclosing Party’s business or the Non-Disclosing Party’s duties or responsibilities to the Disclosing Party, regardless of whether such information constitutes Confidential Information. Notwithstanding anything to the contrary herein, the Non-Disclosing Party shall have the right to disclose any of the terms or provisions of this Agreement upon any determination by the Non-Disclosing Party that such disclosure is necessary in connection with the compliance by the Non-Disclosing Party with any legal requirement, including applicable obligations and requirements pursuant to federal and state securities laws and listing standards.
     (b) Retention and Destruction of Confidential Information. The Non-Disclosing Party shall not take or retain any Confidential Information that is in written, email, computerized, model, sample, or other form capable of physical delivery, upon or after the expiration or earlier termination of this Agreement for any reason without the prior written consent of the Disclosing Party, which consent may be withheld by the Disclosing Party in its sole and absolute discretion. At any time upon the request of the Disclosing Party, the Non-Disclosing Party shall promptly redeliver to the Disclosing Party or destroy all written materials containing or reflecting any information contained in the Confidential Information (including all copies, extracts or other reproductions) and agree to destroy all documents, memoranda, notes and other writings whatsoever (including all copies, extracts or other reproductions), prepared by the Non-Disclosing Party based on the information contained in the Confidential Information. Notwithstanding the return or destruction of the Confidential Information, the Non-Disclosing Party will continue to abide by its obligations of confidentiality and other obligations hereunder.
     (c) Exceptions to Confidential Information. Notwithstanding anything to the contrary herein, Confidential Information shall not include any information that (i) was already known to the Non-Disclosing Party at the time of disclosure by the Disclosing Party free of any restriction, (ii) is generally available to the public or becomes publicly known through no wrongful act of the Non-Disclosing Party, or (iii) is received by the Non-Disclosing Party from a third-party who has a legal right to provide such information to the Non-Disclosing Party.
     (d) Use of Trademarks and Other Intellectual Property. Each party hereto agrees not to internally or externally use, release, publish or distribute any materials or information (including advertising and promotional materials) containing the names, tradenames, or trademarks or other intellectual property right of the other party hereto without the express prior written consent of such other party hereto.

     (e) Disclosures of Confidential Information Required By Law. In the event that the Non-Disclosing Party is required by law (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or any other similar process) to disclose any Confidential Information, the Non-Disclosing Party agrees to provide the Disclosing Party with prompt written notice of such request(s) (but in no event later than five (5) days after the receipt of such request(s)) and shall consult with the Disclosing Party as to the advisability of taking legally advisable steps to resist or narrow such request(s). Notwithstanding the foregoing, if disclosure of such Confidential Information is required by law, the Non-Disclosing Party will (i) furnish only that portion of the Confidential Information which, in the reasonable opinion of the Non-Disclosing Party’s counsel, after consultation with the Disclosing Party’s counsel, it is legally obligated to disclose, and (ii) use its best efforts to obtain an order or other reliable assurances that confidential, non-public treatment will be accorded to all such disclosed Confidential Information.
     (f) Employees, Agents, Representatives, Etc. For purposes of this Section 9.1, any Confidential Information received by any director, officer, member, manager, partner, employee, agent, subcontractor, advisor or representative of the Non-Disclosing Party pursuant to the terms and conditions of this Agreement shall be deemed received by the Non-Disclosing Party and any breach by such persons of this Section 9.1 shall be deemed a breach by the Non-Disclosing Party of this Agreement.
     9.2 Enforcement. The Non-Disclosing Party expressly acknowledges and agrees that the restrictions contained herein are reasonable in terms of duration and scope restrictions and are necessary to protect the Confidential Information and the goodwill of the business of the Disclosing Party, and the Non-Disclosing Party agrees that it shall not challenge the validity or enforceability of the restrictions contained herein. The Non-Disclosing Party agrees that money damages would not be an adequate remedy for any breach of this Article IX. Therefore, in the event of a breach or threatened breach of the provisions of this Article IX by the Non-Disclosing Party, the Disclosing Party may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions of this Article IX (without proving monetary damages or posting a bond or other security).
ARTICLE X
REPRESENTATIONS AND WARRANTIES OF ROCKWELL
     Rockwell hereby represents and warrants to DaVita as follows:
     10.1 Standing and Authority. Rockwell has the requisite corporate power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Rockwell’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Rockwell.
     10.2 Execution; Delivery; Binding Effect. This Agreement has been duly executed and delivered by Rockwell, and constitutes the legal, valid and binding obligation of Rockwell, enforceable against Rockwell in accordance with its terms.
     10.3 No Conflicts. Neither the execution, delivery or performance of this Agreement by Rockwell nor the consummation of the transactions contemplated in this Agreement, shall (a) conflict with, contravene or result in a breach of any statute or administrative regulation, or of any law, rule, regulation, ordinance, order, writ, injunction, judgment, or decree of any Governmental Authority or of any arbitration award to which Rockwell is a party or by which any of the properties or assets of Rockwell are or may be bound; or (b) conflict with, contravene or violate any agreement, understanding or arrangement to which Rockwell is a party or by which any of the properties or assets of Rockwell are or may be bound.
     10.4 Title. Rockwell possesses good and marketable title to all of the Products free and clear of any and all liens, mortgages, charges, security interests, pledges or other encumbrances or adverse claims of any nature, whether arising by agreement, operation of law or otherwise (collectively, “Liens”). Rockwell has the right to convey and in connection with the transactions contemplated by this Agreement will convey to DaVita and/or the DaVita Facilities, as applicable, good and marketable title to all of the Products acquired hereunder, free and clear of any and all Liens.
     10.5 Licenses, Permits, and Compliance with Laws. Rockwell has all rights, licenses, permits and consents necessary to sell the Products to DaVita and the DaVita Facilities and to perform its obligations hereunder during the Term. Rockwell is and has at all times been in and during the Term shall be in compliance with all federal, state and local laws, statutes, rules, and regulations applicable to its business and the performance of its obligations under this Agreement. No Product delivered hereunder during the Term is or will be adulterated or misbranded within the meaning of the FFDCA, or within the meaning of any applicable state or municipal law, or is or will be a product which may not be introduced into interstate commerce. During the Term, Rockwell shall immediately inform DaVita following its receipt of any information which states that the integrity or legal status of any Product provided hereunder has been called into question by any retailer, wholesaler, or state or federal authority, or that any Product sold to DaVita or any DaVita Facility hereunder is suspected of being counterfeit, stolen, adulterated, misbranded or otherwise an unlawful product and shall provide DaVita with prompt written confirmation of any such event, including copies of any and all documents related thereto. DaVita’s and the DaVita Facilities’ use of the Products in accordance with their intended use shall not infringe upon any ownership rights of any other Person or upon any patent, copyright, trademark, or other intellectual property or proprietary right or trade secret of any third party.
     10.6 Products. Each Product purchased during the Term (a) is and shall be manufactured in accordance with its packaging, (b) is and shall be manufactured, handled, stored and transported in accordance with all applicable United States, state and local laws and regulations pertaining thereto, including to the extent applicable, the FFDCA and implementing regulations and FDA approved Good Manufacturing Practices, (c) meets all specifications for effectiveness and safety as required by the FDA, (d) is fit for the indications described in its labeling, and (e) is labeled in compliance with all applicable laws. Each Product is and will (i) be of the kind and quantity specified herein, (ii) be of safe and merchantable quality, (iii) be free of defects in design, materials, manufacture or workmanship when delivered, (iv) [* *] (v) conform to its specifications as written or published, unless otherwise agreed to by the parties hereto. In the event any Product, or any component of a Product, is not manufactured by Rockwell, Rockwell hereby assigns or agrees to assign (to the extent assignable) to DaVita all such manufacturer warranties, copies of which shall be provided by Rockwell to DaVita upon request.
     10.7 Expired Product. Rockwell will use its best efforts not to ship to DaVita or any DaVita Facility expired Product [* *], unless agreed to in writing by DaVita. In the event Rockwell ships to DaVita or any DaVita Facility expired Product [* *], DaVita shall have the right to return such Product to Rockwell at Rockwell’s sole cost and expense.
     10.8 Health Care Programs. Rockwell is not currently (a) named on any of the following lists (i) HHS/OIG List of Excluded Individuals/Entities, (ii) GSA List of Parties Excluded from Federal Programs or (iii) OFAC “SDN and Blocked Individuals” and (b) under investigation or otherwise aware of any circumstances which would result in Rockwell being excluded from participation in any federal health care program, as defined under 42 U.S.C. §1320a-7b(f).
All warranties granted or assigned under this Article X will continue in full force and effect notwithstanding transfer of title to any Product to or by DaVita or any DaVita Facility to any other DaVita Facility. All warranties granted under this Agreement shall survive inspection, acceptance and payment of the Products.
ARTICLE XI
REPRESENTATIONS AND WARRANTIES OF DAVITA
     DaVita hereby represents and warrants to Rockwell as follows:
     11.1 Standing and Authority. DaVita has the requisite corporate power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. DaVita’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of DaVita.
     11.2 Execution; Delivery; Binding Effect. This Agreement has been duly executed and delivered by DaVita, and constitutes the legal, valid and binding obligation of DaVita, enforceable against DaVita in accordance with its terms.
     11.3 No Conflicts. Neither the execution, delivery or performance of this Agreement by DaVita nor the consummation of the transactions contemplated in this Agreement, shall (a) conflict with, contravene or result in a breach of any statute or administrative regulation, or of any law, rule, regulation, ordinance, order, writ, injunction, judgment, decree of any Governmental Authority or of any arbitration award to which DaVita is a party or by which any of the properties or assets of DaVita are or may be bound; or (b) conflict with, contravene or violate any provision of any agreement, understanding or arrangement to which DaVita is a party or by which any of the properties or assets of DaVita are or may be bound.
     11.4 Compliance with Laws. DaVita has all rights, licenses, permits and consents necessary to perform its obligations hereunder during the Term. DaVita is and has at all times been in and during the Term shall be in compliance with all federal, state and local laws, statutes, rules, and regulations applicable to its business and the performance of its obligations under this Agreement.
     11.5 Health Care Programs. DaVita is not currently (a) named on any of the following lists (i) HHS/OIG List of Excluded Individuals/Entities, (ii) GSA List of Parties Excluded from Federal Programs or (iii) OFAC “SDN and Blocked Individuals” and (b) under investigation or otherwise aware of any circumstances which would result in DaVita being excluded from participation in any federal health care program, as defined under 42 U.S.C. §1320a-7b(f).
ARTICLE XII
INDEMNIFICATION AND INSURANCE
     12.1 Indemnification of DaVita. Rockwell agrees to defend, indemnify and hold DaVita, its Affiliates and the DaVita Facilities and each of their respective directors, officers, members, managers, partners, employees and agents (collectively, the “DaVita Indemnitees”) harmless from and against any and all causes of action (at law or in equity), actions, claims, costs, suits, liabilities, judgments, settlements, demands, losses, damages, proceedings and/or expenses of all kinds (including reasonable attorneys’ fees, witnesses’ fees, investigation expenses, and any other expenses incident thereto) (collectively, “Losses”) that the DaVita Indemnitees may sustain or incur as a result of: (a) any breach of any representation or warranty made by Rockwell in this Agreement or in materials furnished by Rockwell for DaVita’s and the DaVita Facilities’ use; (b) any breach by Rockwell of any of its covenants or obligations in this Agreement; (c) the use of any Product by DaVita and/or any DaVita Facility in accordance with any such Products’ labeling and instructions for use; (d) any defect in the design or manufacture of any Product (including claims for property damage, loss of life, and bodily injury); (e) any Recall (as defined in Article XIII) with respect to any Product; or (f) any negligent, reckless, wanton, malicious or tortious conduct by Rockwell in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, in no event shall Rockwell have an obligation to defend, indemnify or hold any of the DaVita Indemnitees harmless hereunder to the extent any such Losses were caused by the sole negligence or willful misconduct of any such DaVita Indemnitees.
     12.2 Indemnification of Rockwell. DaVita agrees to defend, indemnify and hold Rockwell and its Affiliates and each of their respective directors, officers, members, managers, partners, employees and agents (collectively, the “Rockwell Indemnitees”) harmless from and against any and all Losses that the Rockwell Indemnitees may sustain or incur as a result of: (a) any breach of any representation or warranty made by DaVita in this Agreement; (b) any breach by DaVita of any of its covenants or obligations in this Agreement; (c) the use of any Product by DaVita and/or any DaVita Facility not in accordance with any such Products’ labeling and instructions for use; (d) any DaVita Facilities’ negligence or misconduct in the “Administration” of a Product to its patients; or (e) any negligent, reckless, wanton, malicious or tortious conduct by DaVita in connection with the transactions contemplated by this Agreement. For purposes of this Section 12.2, the “Administration” of a Product by a DaVita Facility shall mean the dispensing and handling by such DaVita Facility and its employees of such Product and the actual administration of such Product to patients by such DaVita Facility and its employees, but shall exclude physician prescriptions of such Product to patients. Notwithstanding the foregoing, in no event shall DaVita have an obligation to defend, indemnify or hold any of the Rockwell Indemnitees harmless hereunder to the extent any such Losses were caused by the sole negligence or willful misconduct of any such Rockwell Indemnitees.
     12.3 Indemnification Procedure for Third Party Claims. If any DaVita Indemnitee or any Rockwell Indemnitee entitled to indemnification under this Article XII (the “Indemnified Party”) receives notice of the assertion of any claim, or the commencement of any suit, action or proceeding by any Person who is not a party hereto or an Affiliate of a party hereto (a “Third Party Claim”) against such Indemnified Party, the Indemnified Party shall give written notice regarding such Third Party Claim to the party hereto that is required to provide indemnification under this Article XII (the “Indemnifying Party”) within thirty (30) days after learning of such Third Party Claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the “Defense Notice”) within thirty (30) days after receipt from the Indemnified Party of notice of such Third Party Claim, which Defense Notice by the Indemnifying Party shall specify the counsel it will appoint to defend such Third Party Claim (“Defense Counsel”), to conduct at its expense the defense against such Third Party Claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that: (a) the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld, conditioned or delayed by the Indemnified Party and (b) as a condition precedent to the Indemnifying Party’s right to assume control of such defense, the Indemnifying Party must first enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible for any and all Losses relating to such suit Third Party Claim and unconditionally guarantees the payment and performance of any and all Losses which may arise with respect to such Third Party Claim, subject to the terms and conditions set forth in this Section 12. The Indemnifying Party shall not have the right to assume control of, but may participate in, and the Indemnified Party shall have the sole right to assume control of any Third Party Claim which: (i) seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) involves criminal or quasi-criminal allegations against the Indemnified Party, (iii) if unsuccessful would set a precedent that would materially interfere with, or have a material adverse effect on, the business or financial condition of the Indemnified Party, or (iv) imposes liability in the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification under this Article XII. If the Indemnifying Party is permitted to assume and control the defense of any Third Party Claim and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (A) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (V) the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party, or (C) the Indemnifying Party has failed to assume the defense and employ counsel, in which case the fees and expenses of the Indemnified Party’s counsel shall be paid by the Indemnifying Party. No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement of any Third Party Claim without the prior written consent of the Indemnified Party if (w) such judgment or settlement would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, (x) such judgment or settlement would result in the finding or admission of any violation of any federal, state or local law, statute, ordinance or regulation, (y) such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such Third Party Claim, or (z) as a result of such judgment or settlement, injunctive or other equitable relief would be imposed against the Indemnified Party. In the event that the Indemnifying Party fails to give the Defense Notice within thirty (30) days of receiving notice of such Third Party Claim from the Indemnified Party, it shall be deemed to have elected not to conduct the defense of such Third Party Claim, or in the event the Indemnifying Party does deliver a Defense Notice within thirty (30) days of receiving notice of such Third Party Claim from the Indemnified Party and thereby elects to not conduct the defense of such Third Party Claim, then in either such event the Indemnified Party shall have the right to conduct and control the defense of such Third Party Claim in good faith and to compromise and settle such Third Party Claim or consent to the entry of a judgment of such Third Party Claim in good faith without the prior consent of the Indemnifying Party. A failure by the Indemnified Party to give timely, complete or accurate notice as provided in this Section 12.3 will not affect the rights or obligations of the Indemnifying Party except and only to the extent that, as a result of such failure, the Indemnifying Party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.
     12.4 Indemnification Procedure for Direct Claims. In the event the Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim (a “Direct Claim”), such Indemnified Party shall transmit to the Indemnifying Party a written notice (the “Direct Indemnification Notice”) containing an estimate of the amount of damages attributable to such Direct Claim and the basis of such Indemnified Party’s request for indemnification under this Article XII within thirty (30) days after learning of such Direct Claim. If the Indemnifying Party does not notify such Indemnified Party in writing within thirty (30) days from its receipt of the Direct Indemnification Notice that the Indemnifying Party disputes the Direct Claim set forth in such Direct Indemnification Notice, the Direct Claim specified by such Indemnified Party in such Direct Indemnification Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed the Direct

Claim set forth in such Direct Indemnification Notice, as provided in this Section 12.4, such Direct Claim set forth in such Direct Indemnification Notice shall be resolved by litigation.
     12.5 Insurance. Each party hereto agrees that it shall secure and maintain in full force and effect throughout the Term (and following termination, to cover any claims or liabilities arising from this Agreement) commercial general liability insurance, which includes contractual liability coverage, product liability (only in the case of Rockwell) and workers’ compensation insurance, to cover any claims or liabilities arising from this Agreement. Such commercial general liability insurance shall be in an amount reasonably satisfactory to the other party hereto. Any limits on either party’s insurance coverage shall not be construed to create a limit on its liability with respect to any of its obligations hereunder. Each party hereto shall name the other party as an additional insured on such party’s commercial general liability insurance policy. Such commercial general liability insurance policy shall provide at least thirty (30) days prior written notice to the other party hereto of the cancellation, non-renewal or substantial modification thereof. Each party hereto shall supply certificates of insurance to the other party hereto upon the other party’s request.
ARTICLE XIII
RECALL
     In the event the FDA initiates a mandatory recall (i.e. the correction or removal of a Product) or Rockwell believes in its sole discretion that it may be necessary to conduct a recall (i.e. the correction or removal of a Product), field market withdrawal, stock recovery, or other similar action with respect to any of the Products (a “Recall”), Rockwell shall immediately notify DaVita of such Recall. The parties hereto agree that the final decision as to and control of the handling of any Recall shall be in Rockwell’s sole discretion; provided that Rockwell conducts any such Recall in accordance with any and all applicable legal requirements and general guidance issued by the FDA. In the event that Rockwell does not conduct a Recall, clearly and without dispute, in accordance with all applicable legal requirements and general guidance issued by the FDA, [* *]. DaVita shall provide all reasonable assistance requested by Rockwell in connection with a Recall. In the event of a Recall with respect to any Product, Rockwell shall reimburse DaVita for: [* *]. DaVita and Rockwell shall maintain records of all sales of the Products and customers who received such Products so as to enable Rockwell to adequately administer a Recall with respect to any of the Products in accordance with applicable legal requirements and general guidance issued by the FDA. In the event of a Recall, neither party hereto shall make any statement to the press or public concerning such Recall without first notifying the other party hereto and obtaining such other party’s prior written approval of any such statement, which approval shall not be unreasonably withheld, conditioned or delayed. Any return by DaVita or any DaVita Facility pursuant to this Article XIII shall be sent back to Rockwell, [* *].
ARTICLE XIV
OPEN RECORDS AND DISCOUNTS
     14.1 Open Records. To the extent required by §1861(v)(1)(I) of the Social Security Act, the parties hereto will allow the U.S. Department of Health and Human Services, the U.S. Comptroller General, and their duly authorized representatives, access to this Agreement and any records necessary to verify the nature and extent of costs incurred pursuant to this Agreement during the Term and for four (4) years following the last date any Products are furnished by Rockwell to DaVita or any DaVita Facility under this Agreement. If Rockwell carries out its obligations under this Agreement through a subcontract worth Ten Thousand Dollars ($10,000) or more over a twelve (12) month period with a related organization, the subcontract shall also contain an access clause to permit access by the U.S. Department of Health and Human Services, the U.S. Comptroller General, and their duly authorized representatives to the related organization’s books and records. Nothing in this Section 14.1 is intended to waive any right either party hereto may have under any applicable laws or regulations to retain in confidence information included in records so requested.
     14.2 Discounts. Any discounts, rebates, incentives, and/or other reductions in price issued by Rockwell to DaVita and/or any DaVita Facility under this Agreement may constitute a discount within the meaning of 42 U.S.C. §1320a-7b(b)(3)(A). DaVita and the DaVita Facilities may have an obligation to properly disclose and appropriately reflect any such discounts, rebates, incentives and/or other reductions in price to any state or federal program that provides cost or charge based reimbursement to DaVita and/or any such DaVita Facility for the items to which such discounts, rebates, incentives and/or other reductions in price apply. In order to assist DaVita’s and the DaVita Facilities’ compliance with any such obligations, Rockwell agrees that it shall fully and accurately report all discounts, rebates, incentives and/or other reductions in price on the invoices, coupons or statements submitted to DaVita or any DaVita Facility and inform DaVita and/or any such DaVita Facility of their obligations to report such discounts, rebates, incentives and/or other reductions in price. In the event the value of any discounts, rebates, incentives and/or other reductions in price are not known at the time of sale, Rockwell shall fully and accurately report the existence of such discounts, rebates, incentives and/or other reductions in price on the invoices, coupons or statements submitted to DaVita and/or any DaVita Facility, inform DaVita and/or any DaVita Facility of their obligations to report such discounts, rebates, incentives and/or other reductions in price, and when the value of such discounts, rebates, incentives and/or other reductions in price becomes known, provide DaVita and/or any DaVita Facility with documentation of the calculation of such discounts, rebates, incentives and/or other reductions in price and identifying the specific Products purchased to which such discounts, rebates, incentives and/or other reductions in price will be applied. Rockwell shall also provide to DaVita and/or any DaVita Facility any other information that DaVita and/or any DaVita Facility may request that is necessary for them to obtain in order to comply with any such obligations, and Rockwell shall refrain from doing anything which would impede DaVita and/or any DaVita Facility from meeting their obligations under this Section 14.2 or any Medicare regulation.
ARTICLE XV
ACCESS AND POLICIES AND PROCEDURES
     Rockwell acknowledges and agrees that (a) DaVita has informed Rockwell that copies of all of DaVita’s applicable vendor relations policies and procedures (the “Policies and Procedures”) that will be in effect during the Term will be available for viewing by Rockwell during the Term by going to: http://www.davita.com/about/company/?id=3902 and (b) Rockwell shall abide by all such Policies and Procedures during the Term. Rockwell understands and agrees that it must obtain DaVita’s prior written approval of all proposed educational, marketing and promotional materials and of all presentations made by Rockwell relating to any of the Products or any other Rockwell products, which approval may only be given in writing by DaVita’s Vice President, Clinical Operations or his authorized representative. DaVita’s Vice President, Clinical Operations or his authorized representative agrees to notify Rockwell of his decision within ten (10) Business Days following receipt of such request; otherwise, such request will be deemed denied. No personnel or agent of Rockwell shall be permitted to access any DaVita Facility without the prior written consent of DaVita’s Vice President, Clinical Operations or his authorized representative.

ARTICLE XVI
AUDIT
     If DaVita disagrees with any computation or statement delivered by Rockwell to DaVita or any DaVita Facility under this Agreement, DaVita may, within thirty (30) days after the receipt of such computation or statement, audit any such computation or statement. DaVita shall conduct any such audit during such times as may be mutually agreed to by the parties hereto. In the event that DaVita’s audit results in a number different from that set forth in the computation or statement delivered by Rockwell to DaVita or any DaVita Facility, DaVita shall deliver a written notice (an “Objection Notice”) to Rockwell setting forth in reasonable detail any and all items of disagreement related to such computation or statement. If DaVita does not deliver an Objection Notice within such thirty (30) day period, the calculations set forth in any such computation or statement shall be deemed final, conclusive and binding on the parties hereto. Rockwell and DaVita will use their commercially reasonable efforts to resolve any disagreements relating to any computation or statement, but if they do not obtain a final resolution within twenty (20) days after Rockwell has received the Objection Notice, then either Rockwell or DaVita may refer the items in dispute to a nationally recognized firm of independent public accounts as to which DaVita and Rockwell mutually agree (the “Firm”), to resolve any remaining disagreements. Rockwell and DaVita will direct the Firm to render a determination within twenty (20) days of its retention, and Rockwell and DaVita and their respective agents and employees will cooperate with the Firm during its engagement. The determination of the Firm will be conclusive and binding upon DaVita and Rockwell, and DaVita or Rockwell, as applicable, will make any payment owed to other party hereto within five (5) Business Days of the Firm’s determination. The Firm shall execute a confidentiality agreement in a form reasonably acceptable to Rockwell and DaVita. [* *].
ARTICLE XVII
ADDITIONAL ACKNOWLEDGEMENTS AND AGREEMENTS OF THE PARTIES
     17.1 Discontinuation Event. DaVita agrees that: (a) in the event a Committed DaVita Facility intends on discontinuing its purchase of the Products from Rockwell (a “Discontinuation Event”), it shall [* *]. DaVita further agrees that in the event a Discontinuation Event occurs as to multiple Committed DaVita Facilities in a geographic county, group of nearby counties, or subdivisions of a county (a “Market”), it shall use its commercially reasonable efforts to implement such Discontinuation Event as to such Committed DaVita Facilities in such Market in a manner which assists Rockwell in minimizing the negative effect it would experience as a result of such Discontinuation Event. In the event of a breach by DaVita of the provisions of this Section 17.1, Rockwell’s sole and exclusive remedy shall be to terminate this Agreement pursuant to Section 2.5(e).
     17.2 Business Model Change. Rockwell agree to [* *] and to use commercially reasonable efforts to [* *]. DaVita acknowledges that in the event Rockwell wishes to [* *], it will use its commercially reasonable efforts to [* *]; provided that if DaVita uses its commercially reasonable efforts to [* *], DaVita shall have no liability whatsoever to Rockwell, including any direct, indirect, consequential, exemplary or punitive damages, [* *].
     17.3 Mixer Training. Rockwell agrees to furnish, [* *], complete and appropriate training regarding the use and maintenance of the Dri-Sate® Acid Mixer used for mixing Dri-Sate® Dry Acid and CitraPure® Dry Acid, to such number of personnel of DaVita and the DaVita Facilities as DaVita shall designate. [* *].
     17.4 Bicarbonate Mixer. Upon mutual written agreement between the parties hereto, Rockwell will [* *].

ARTICLE XVIII
CERTAIN DEFINED TERMS
     The following terms as used herein have the following meaning:
     “Affiliate” means, with respect to a Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.
     “Business Day” means a day other than Saturday, Sunday or a public holiday on which banks are authorized or required to be closed under the laws of the State of California.
     “Commercially Available” means any product that is approved by the FDA and manufactured, utilized, sold or distributed anywhere in the United States by Rockwell and/or any of its Affiliates.
     “Confidential Information” means information not generally known outside the disclosing party and/or any of its Affiliates (collectively, the “Disclosing Party”) (unless as a result of a breach of any of the non-disclosing party’s and/or any of its Affiliates’(collectively, the “Non-Disclosing Party’s”) obligations imposed by this Agreement) or which is identified as confidential by the Disclosing Party to the Non-Disclosing Party concerning the Disclosing Party’s business and technical information, whether in written, computerized, oral, tangible or intangible or other form, including: (a) the terms and provisions of this Agreement, (b) any and all trade secrets concerning the business, customers and affairs of the Disclosing Party, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, clinical practices and patient protocols, computer software and programs (including object code and source code), database technologies, systems, improvements, devices, discoveries, concepts, methods, and information of the Disclosing Party and any other information of the Disclosing Party, however documented, that is a trade secret under applicable law, (c) any and all information concerning the business and affairs of the Disclosing Party, including historical financial statements, financial projections and budgets, rebates, discounts, payment terms, pricing, historical and projected sales, capital spending budgets and plans, contractual arrangements, the names and background of key personnel, contractors, agents, customers, suppliers and potential suppliers, personnel training and techniques and materials, purchasing methods and techniques, however documented, (d) the names and addresses, records and charts and any other information concerning the Disclosing Party’s patients, and (e) any and all notes, analysis compilations, studies, summaries and other materials prepared by or for the Disclosing Party containing or based, in whole or in part, upon any information included in the foregoing.
     “FDA” means the United States Food and Drug Administration and any successor thereto.
     “FFDCA” means the United States Federal Food, Drug and Cosmetic Act of 1938 and all regulations promulgated thereunder.
     “Governmental Authority” means any multi-national, national, state, provincial, local, governmental, judicial, public, quasi-public, administrative, regulatory or self-regulatory authority, agency, commission, board, organization or instrumentality.
     “Person” means any individual or any group of individuals or any general partnership, limited partnership, limited liability partnership, limited liability company, professional limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any other organization that is not a natural person and any combination of any such entity or organization and any natural persons acting in concert, and the heirs, executors, administrators, legal representatives, successors and assigns of any “person” where the context so permits.
     “Sale of DaVita” means any transaction or series of transactions pursuant to which any Person or group of related Persons in the aggregate acquire(s) (a) securities of DaVita possessing the voting power to elect a majority of DaVita’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of DaVita’s securities, securityholder or voting agreement, proxy, power of attorney or otherwise) or (b) all or substantially all of DaVita’s assets.
     “Sale of Rockwell” means any transaction or series of transactions pursuant to which any Person or group of related Persons in the aggregate acquire(s) (a) securities of Rockwell possessing the voting power to elect a majority of Rockwell’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of Rockwell’s securities, securityholder or voting agreement, proxy, power of attorney or otherwise) or (b) all or substantially all of Rockwell’s assets.
     “Transfer” means (a) any Sale of Rockwell, (b) Sale of DaVita, or (c) any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (including by operation of law) or the rights thereof. The term “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.
ARTICLE XIX
MISCELLANEOUS
     19.1 Entire Agreement; Amendments. This Agreement, including its recitals and exhibits, constitutes the entire agreement between the parties hereto and supersedes any and all prior representations, warranties, statements, promises, agreements and understandings between the parties hereto, whether oral or written, relating to the subject matter hereof, and no party hereto shall be bound by nor charged with any written or oral representations, warranties, statements, promises, agreements and understandings not specifically set forth in this Agreement. No amendments or modifications of the terms of this Agreement, including any conflicting or additional terms contained in any sales order, purchase order, acknowledgment form, or other written document submitted by either party hereto, shall be binding on either party hereto unless reduced to writing and signed by a duly authorized representative of each party hereto.
     19.2 Notices. All notices given pursuant to this Agreement shall be sent by: (a) certified mail, return receipt requested, in which case notice will be deemed delivered three (3) Business Days after deposit, postage prepaid in the United States mail; (b) a nationally recognized overnight courier, in which case notice will be deemed delivered one (1) Business Day after deposit with such courier; or (c) personal delivery. Addresses of the parties hereto are as follows:

To Rockwell:	Rockwell Medical Technologies, Inc.
30142 Wixom Road
Wixom, Michigan 48383
Attention: Chief Executive Officer

To DaVita:	DaVita Inc.

15253 Bake Parkway
Irvine, California 92618
Attention: Vice-President of Purchasing

With a copy to:	DaVita Inc.
601 Hawaii Street
El Segundo, California 90245
Attention: General Counsel
The above addresses may be changed by written notice to the other party hereto, provided that no notice of a change of address will be effective until actual receipt of such notice.
     19.3 Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the State of Delaware.
     19.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS OR EVENTS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THE PARTIES HERETO EACH AGREE THAT ANY AND ALL SUCH CLAIMS AND CAUSES OF ACTION SHALL BE TRIED BY THE COURT WITHOUT A JURY. EACH OF THE PARTIES HERETO FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LEGAL PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LEGAL PROCEEDINGS IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.
     19.5 Attorneys Fees. In the event of any legal proceeding between the parties hereto with respect to this Agreement, the enforceability of any of its provisions or any alleged or actual breach of this Agreement by any party hereto, the prevailing party shall be entitled to recover reasonable attorney’s fees and all other costs and expenses incurred in connection with pursuing any action with respect thereto, in addition to any other relief to which such party may be entitled. The term “prevailing party” shall mean with respect to each claim asserted in a complaint the party in whose favor final judgment after appeal (if any) is rendered with respect to such claim asserted in the complaint.
     19.6 Non-Limitation of Rights and Remedies. Except as otherwise expressly provided herein, the various rights and remedies provided herein shall be cumulative and in addition to any other rights and remedies the parties hereto may be entitled to pursue at law or equity. The exercise of one or more of such rights or remedies shall not impair the right of either party hereto to exercise any other right or remedy at law or equity.
     19.7 Waiver. No waiver by any party hereto, whether express or implied, of its rights under any provision hereto shall constitute a waiver of the party’s rights under such provisions at any other time or a waiver of the party’s rights under any other provision hereto. No failure by any party hereto to take any action against any breach of this Agreement or default by another party hereto shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by the other party hereto. To be effective any waiver must be in writing and signed by the waiving party.
     19.8 Severability. In the event any provision of this Agreement shall be held to be invalid or unenforceable in any respect, such provision shall be enforced to the fullest extent permitted by law and the remaining provisions of this Agreement shall remain in full force and effect. If any such invalid portion constitutes a material term of this Agreement, the parties hereto shall meet and in good faith seek to mutually agree to modify this Agreement so as to retain, if possible, the overall essential terms of this Agreement.
     19.9 Conflicts. To the extent that any provision of any sales order, purchase order, invoice, or any other document, or the terms of any of Rockwell’s general policies, terms and conditions, procedures or catalogs, conflict with or alter any term of this Agreement, this Agreement shall govern and control.
     19.10 Assignment and Transfer. This Agreement will be binding upon and inure to the benefit of the parties hereto. This Agreement may not be Transferred by any party hereto without the prior written consent of the other party hereto; provided however that nothing in this Agreement shall or is intended to limit the ability of DaVita to Transfer this Agreement, in whole or in part, without the consent of Rockwell to: (a) any Affiliate of DaVita; (b) any buyer in connection with a Sale of DaVita; or (c) any lenders of DaVita as collateral for borrowings.
     19.11 Relationship of the Parties. This Agreement is not intended to create and shall not be construed as creating between Rockwell and DaVita the relationship of Affiliate, principal and agent, joint venture, partnership, or any other similar relationship, the existence of which is hereby expressly denied. Neither party hereto shall have (nor shall it hold itself out as having) any right, power or authority to make or incur any legally binding agreement, obligation, representation, warranty or commitment on behalf of the other party hereto or to direct any action of, or activity by the other party hereto or any of its officers, directors, members, managers, employees or agents.
     19.12 Counterparts; Facsimile/PDF Signatures. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. The parties hereto agree that facsimile transmission or PDF of original signatures shall constitute and be accepted as original signatures.
     19.13 Headings and Interpretation. All Section and Article headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter as the context requires. The words “include”, “includes” and “including”, and words of similar import, shall be deemed to be followed by the phrase “without limitation”. Unless the context expressly by its terms requires otherwise, (a) any reference to any law herein shall be construed as referring to such law as from time to time enacted, repealed or amended, (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Sections, Articles, or Exhibits shall be construed to refer to Sections, Articles, or Exhibits of this Agreement.
     19.14 Joint Preparation. Each party hereto: (a) has participated in the preparation of this Agreement; (b) has read and understands this Agreement; and (c) has been represented by counsel of its own choice in the negotiation and preparation of this Agreement. Each party hereto represents that this Agreement is executed voluntarily and should not be construed against any party hereto solely because it drafted all or a portion hereof.
     19.15 Time of Essence. Rockwell’s obligation to meet the delivery dates or any other time periods set forth herein is of the essence.
     19.16 Survival. Notwithstanding anything to the contrary that may be contained elsewhere in this Agreement, this Article XIX and Articles II, VI, IX, X, XI, XII and XIII shall survive, and remain in full force and effect, following the expiration or termination of this Agreement for any reason.
     19.17 Business Day. If any payment is due, or any time period for giving notice or taking action expires, on a day that is not a Business Day, the payment shall be due and payable on, and the time period for giving such notice or taking such action shall automatically be extended to, the next succeeding Business Day.
     19.18 Public Announcements . Except as otherwise required pursuant to any applicable federal or state securities laws or stock listing requirements, no party hereto shall make any public announcement of any kind or any filing with respect to the other party hereto or any of the transactions provided for herein without the prior written consent of the other party hereto. Except as otherwise required pursuant to any applicable federal or state securities laws or stock listing requirements, any press release or other announcement or notice regarding the other party hereto or any of the transactions contemplated by this Agreement shall be by joint press release mutually agreed to in writing by the parties hereto.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of the Effective Date.

ROCKWELL:			DAVITA:

ROCKWELL MEDICAL TECHNOLOGIES, INC.			DAVITA INC.

By:	/s/ Rob Chioini		By:	/s/ LeAnn Zumwalt
	Print Name: Rob Chioini			Print Name: LeAnn Zumwalt
	Title:	CEO		Title:	VP
	Time of Signature: 2/16/11 3:40 p.m.			Time of Signature: 2/16/11

Approved as to form:

DAVITA INC.

			By:	/s/ Jon Kweller
Print Name: Jon Kweller
				Title:	Deputy General Counsel
[SIGNATURE PAGE TO PRODUCTS PURCHASE AGREEMENT]

EXHIBIT A
PRODUCTS AND PURCHASE PRICE
See attached.

A-1

EXHIBIT A; 2011
Price Quote Standard Formulas

CATALOG #	DESCRIPTION	PACKAGING	UNIT	PRICE

[* *]
[* *]		25 Gallon Case	Case	[* *]

[* *]
[* *]		55 Gallon Drum	Drum	[* *]
[* *]		4 Gal/cs 3.785lt/gal	Case	[* *]

[* *]
[* *]		2.1 Gallon Bag 20/cs	Case	[* *]
[* *]		15 Gallon Bag 4/cs	Case	[* *]
[* *]		25 Gallon Bag 2/cs	Case	[* *]

[* *]
[* *]		4 Gallon Case	Case	[* *]

[* *]
[* *]		25 Gallon Case	Case	[* *]

[* *]
[* *]		55 Gallon Drum	Drum	[* *]
[* *]		4 Gal/cs 3.785lt/gal	Case	[* *]

[* *]
[* *]		4 Gallon Case	Case	[* *]
[* *]		50lb Bag	Bag	[* *]
[* *]		25lb Bag	Bag	[* *]

NOTE:
•	Dry Acid Mixers for Dri-Sate® and CitraPure Dry Acid:

DSMIX-50	Dry Acid Mixer, 50 Gal	[* *]
DSMIX-100	Dry Acid Mixer, 100 Gal	[* *]
•	Drum prices include [* *].
30142 Wixom Road ☐ Wixom, MI 48393 ☐ (248) 960-9009 ☐ Fax (248) 960-9119 ☐ (800) 449-3353

A-2

EXHIBIT B
TERRITORY
See attached.

B-1

EXHIBIT B; 2011
The purchase price for the Products as set forth on Exhibit A is applicable in the following [*     *]:
[*     *]
[*     *]
30142 Wixom Road ☐ Wixom, MI 48393 ☐ (248) 960-9009 ☐ Fax (248) 960-9119 ☐ (800) 449-3353

B-2

EXHIBIT C
DAVITA SHIPPING AND ORDER REQUIREMENTS
See attached.

C-1

EXHIBIT C; 2011
DAVITA SHIPPING & ORDERING GUIDELINES
GENERAL GUIDELINES APPLICABLE TO ALL PRODUCTS (DRI-SATE® DRY ACID CONCENTRATE, RENALPURE® LIQUID ACID CONCENTRATE, RENALPURE® BICARBONATE POWDER, STERILYTE® LIQUID BICARBONATE, CITRAPURE® DRY ACID and LIQUID ACID CONCENTRATE and CLEANING AGENTS)
1.	Lead time from the initial order from a DAVITA dialysis clinic to the first delivery is [* *].

2.	If DAVITA fails to maintain adequate inventory of a particular Product, or fails to place an order for a particular Product [* *], resulting in ROCKWELL shipping the Products via a third party carrier, [* *].

3.	[* *] shall pay all return freight costs due to Products shipped in error and/or Products damaged prior to receipt by DAVITA; otherwise, [* *] shall pay [* *].

4.	Orders for Products must be received via facsimile at [* *], otherwise a charge of [* *] will be applied [* *]. Each of DAVITA’s dialysis clinics shall [* *].

5.	ROCKWELL shall [* *].

6.	ROCKWELL shall [* *].
NOTE: The minimum order requirement in the aggregate for all Products combined (liquid and dry acid concentrate, bicarbonate powder, SteriLyte and cleaning agents) is [*     *].
SPECIFIC ADDITIONAL GUIDELINES FOR CERTAIN PRODUCTS
DRY ACID CONCENTRATE
1.	Special formulas of Dri-Sate® Dry Acid Concentrate, if approved, [* *].
LIQUID ACID CONCENTRATE
1.	Special formulas of Liquid Acid Concentrate, if approved, [* *].

2.	With respect to Liquid Acid Concentrate, DAVITA will be responsible for a [* *].
30142 Wixom Road ☐ Wixom, MI 48393 ☐ (248) 960-9009 ☐ Fax (248) 960-9119 ☐ (800) 449-3353

C-2

EXHIBIT D
RETURN GOODS POLICY
See Item 3 of Exhibit C.

D-1

EXHIBIT E
WARRANT
See attached.

E-1

THIS STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5 HEREOF.
WARRANT TO PURCHASE SHARES
OF COMMON STOCK, NO PAR VALUE, OF
ROCKWELL MEDICAL TECHNOLOGIES, INC.
February 16, 2011
     THIS STOCK PURCHASE WARRANT (“Warrant”) CERTIFIES THAT, for value received, subject to the provisions hereinafter set forth, DaVita Inc. (the “Holder”) is entitled to purchase from Rockwell Medical Technologies, Inc., a Michigan corporation, and its successors and assigns (the “Company”) up to 100,000 shares (the “Warrant Shares”) of common stock of the Company, no par value (the “Common Stock”). This Warrant is the “Warrant Agreement” issued in accordance with that certain Products Purchase Agreement, dated as of February 16, 2011, between the Company and Holder (the “Agreement”). This Warrant is subject to the provisions and adjustments, and exercise hereof is subject to and will be made on the terms and conditions, hereinafter set forth.
     The following is a statement of the rights of the Holder of this Warrant and the terms and conditions to which this Warrant is subject, to which terms the Holder hereof, by acceptance of this Warrant, assents.
1. EXERCISE OF WARRANT
     (a) The Warrant shall become exercisable in full on the first day immediately following the end of the Initial Term (as defined in the Agreement) (the “Exercise Date”). The exercise price for the Warrant Shares is $10.25 per share (the “Exercise Price”). On and after the Exercise Date, subject to the conditions set forth herein, this Warrant may be exercised in whole at any time or in part from time to time until the close of business on the Expiration Date (as defined below) by the Holder by the surrender of this Warrant at the principal office of the Company, accompanied by a signed notice of exercise in the form attached hereto and payment to the Company of the Exercise Price in the manner set forth below for each of the Warrant Shares intended to be purchased. Such payment shall be made by Holder to the Company in the form of cash, a certified or cashier’s check or by means of the cashless method described in Section 1(b) of this Warrant. Notwithstanding any other provision in this Warrant to the contrary, this Warrant shall not be deemed exercised until payment in full of the applicable Exercise Price for the

E-2

Warrant Shares to be purchased has been received by the Company as specified in this Section 1. The Warrant will expire at the earlier of (i) the close of business on the 90th day immediately following the completion of the Initial Term (as defined in the Agreement), or (ii) the termination of the Agreement by the Company pursuant to Section 2.4 thereof (the earlier of such dates being the “Expiration Date”). If the Expiration Date shall occur prior to the Exercise Date, the Warrant shall expire without becoming exercisable.
     (b) The Holder may exercise the Warrant by the surrender of this Warrant at the principal office of the Company on or before the Expiration Date together with a written notice of cashless exercise, in which event the Company shall issue to the Holder the number of shares of Common Stock determined as follows:
X =	(Y x (A-B))/A
where:
X =	the number of shares of Common Stock to be issued to the Holder;
Y =	the number of Warrant Shares with respect to which this Warrant is being exercised;
A =	the average of the high and low trading prices per share of the Common Stock on the Nasdaq Stock Market for the five trading days immediately preceding (but not including) the date of exercise.
B =	the Exercise Price (as adjusted to the date of such calculation).
2. ADJUSTMENTS
     (a) In the event the Company shall (i) pay a dividend to the holders of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then (A) the number of Warrant Shares that, at such time, remain available for purchase pursuant to this Warrant (“Available Warrant Shares”) shall be adjusted so that such amount is equal to the number of shares of Common Stock which Holder would have owned immediately after such event had the number of Available Warrant Shares immediately prior to the occurrence of such event been owned on the record date for such event and (B) the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such event by a fraction (x) the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event, and (y) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event. Such adjustment shall become effective immediately after the opening of business on the day following such record date or the day upon which such dividend, subdivision or combination becomes effective.
     (b) In the event the Company shall (i) issue by reclassification of its Common Stock any shares of the Company of any class or series, (ii) merge or consolidate with or into another entity (other than a merger in which the Company is the surviving entity and which does not result in any reclassification of the outstanding shares of Common Stock), (iii) sell or otherwise convey to another entity all or substantially all of the assets of the

3

Company followed by the distribution of the proceeds thereof to the shareholders of the Company, or (iv) engage in a share exchange involving all or substantially all of the stock of the Company, then the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, instead of the Available Warrant Shares, the consideration which the Holder would have owned immediately after such event had the Available Warrant Shares been owned immediately prior to the occurrence of such event.
     (c) No adjustment shall be required unless such adjustment would require an increase or decrease of at least one-tenth of a share in the number of Warrant Shares, or at least one-tenth of a cent in the Exercise Price; provided, however, that any adjustment which by reason hereof is not required to be made shall be carried forward and taken into account in any subsequent adjustment.
     (d) No fractional shares of Common Stock shall be issued upon exercise of this Warrant. The number of shares issued shall instead be rounded down to the nearest whole share and any fractional share disregarded.
     (e) In the event that, as a result of an adjustment made pursuant to this Section 2, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.
     (f) The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 2.
3. FULLY PAID STOCK
     The Company agrees that the Warrant Shares delivered upon exercise of this Warrant as herein provided shall, at the time of such delivery, be fully paid and non-assessable, and free from all liens and charges with respect to the purchase thereof. During the period within which this Warrant may be exercised for Common Stock, the Company will at all times have authorized, and hold in reserve for issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.
4. LOST OR STOLEN WARRANTS
     In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor, and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated

4

Warrant, or in lieu of the lost, stolen or destroyed Warrant, upon receipt of an indemnity agreement or bond from Holder reasonably satisfactory to the Company.
5. ASSIGNMENT
     This Warrant may not be Transferred (as defined below) without the prior written consent of the Company; provided, however, that if the Agreement is Transferred in accordance with the terms thereof, this Warrant may be Transferred to the transferee of the Agreement. A “Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (including by operation of law) or the rights thereof. The Company shall deem and treat the Holder (or any successor holder to whom this Warrant is Transferred in accordance with this Section 5) as the absolute owner of this Warrant, notwithstanding any notations of ownership or writing hereon made by anyone other than the Company, for all purposes and shall not be affected by any notice to the contrary. Any attempted Transfer of this Warrant without compliance with this Section 5 shall be null and void.
6. SECURITIES MATTERS
     (a) Neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Act”), or any applicable “Blue Sky” laws.
     (b) By exercising this Warrant, Holder (or any successor holder to whom this Warrant is Transferred in accordance with Section 5) is deemed to represent and warrant to the Company that (i) Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Act and was not organized for the purpose of acquiring the Warrant or the Warrant Shares; (ii) Holder’s financial condition is such that it is able to bear the risk of holding the Warrant Shares for an indefinite period of time and could afford a complete loss on such investment; (iii) Holder has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and has so evaluated the risks and merits of such investment, understands that an investment in the Warrant Shares involves a significant degree of risk, including a risk of total loss of Holder’s investment, and understands the risk factors included, or that may be included in the future, in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission; (iv) Holder acknowledges that the Company has made available copies of its annual, quarterly and other reports and documents filed with the Securities and Exchange Commission pursuant to Sections 13(a), 14(a), 14(c) and 15(d) of the Securities Exchange Act of 1934, as amended, and the information incorporated in such reports and documents by reference, and acknowledges that, a reasonable time before Holder’s exercise of the Warrant, it has reviewed such reports and documents, has had the opportunity to ask questions about the Company and the Warrant Shares, that such questions have been answered to Holder’s satisfaction, and that it has obtained all other information with respect to an investment in the Warrant Shares that it has requested from the Company; and (v) Holder is acquiring the Warrant Shares for its own account for investment and not for resale or with a view to distribution thereof in

5

violation of the Securities Act of 1933. Except to the extent that the sale of the Warrant Shares by the Company upon exercise of the Warrant has been registered under the Act, each and every certificate representing Warrant Shares delivered upon exercise of this Warrant shall bear the following legend:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
     (c) Anything to the contrary herein notwithstanding, the Company’s obligation to sell and deliver Common Stock pursuant to the exercise of this Warrant is subject to its receipt of satisfactory assurance that the issuance of such shares shall not violate any of the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. No Warrant Shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under applicable securities laws.
7. NO RIGHTS AS SHAREHOLDER
     Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a shareholder of the Company.
8. MISCELLANEOUS
     (a) All covenants and agreements of the Company in this Warrant shall be binding upon the Company’s successors and assigns. All covenants and provisions hereof by or for the benefit of the Holder shall bind and inure to the benefit of its successors and permitted assigns hereunder.
     (b) This Warrant shall be construed and enforced in accordance with the laws of the State of Michigan without regard to choice of law principles that would compel the application of the law of any other jurisdiction.
     (c) Except as provided in Section 2, this Warrant may be amended only with the written consent of the Company and the Holder.
     (d) Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person or sent by United States mail, by registered mail, postage prepaid, or by courier or express delivery service (including, without limitation, Federal Express and UPS), and if to the Holder, addressed to the Holder at 15253 Bake Parkway, Irvine, California 92618, Attention: Vice-

6

President of Purchasing, and if to the Company, addressed to it at 30142 Wixom Road, Wixom, Michigan 48393, Attention: Chief Financial Officer, or to such other address or attention as shall be furnished in writing by the Company or the Holder. Any such notice or other communication shall be deemed to have been given as of the date received.
     (e) In the event of any conflict between this Warrant and the Agreement, the terms of this Warrant shall control.

7

     IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed by a duly authorized officer and this Warrant to be dated as of the date set forth above.
ROCKWELL MEDICAL TECHNOLOGIES, INC.
By: __________________________
Its: __________________________

8

NOTICE OF EXERCISE
Rockwell Medical Technologies, Inc.
30142 Wixom Road
Wixom, Michigan 48393
Attention: Chief Financial Officer
     A Warrant was issued to the undersigned as of February 16, 2011 to purchase up to 100,000 shares of Rockwell Medical Technologies, Inc. common stock at the exercise price set forth in the Warrant. The undersigned hereby elects to exercise the Warrant with respect to ____________ shares. Payment of the exercise price is being made by (check one):
☐ cash;
☐ certified or cashier’s check delivered with this notice;
☐ cashless exercise method described in Section 1(b) of the Warrant. The stock certificate for the shares acquired upon exercise should be issued to:

(name)

(address)

(Social Security No. or EIN)

By:

Its:

Dated:

9